UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 7, 2010 (May 5, 2010)

GENERAL DYNAMICS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-3671	13-1673581
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2941 Fairview Park Drive, Suite 100, Falls Church, Virginia	22042-4513
( Address of Principal Executive Offices)	(Zip Code)

(703) 876-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of the company, for which proxies were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, was held on May 5, 2010.

In an uncontested election, each of the following nominees was elected to the Board of Directors according to the following votes:

	For	Against	Abstain	Broker Non-Votes

Nicholas D. Chabraja	314,637,550	4,937,182	356,549	26,225,911

James. S. Crown	307,006,990	12,272,540	651,751	26,225,911

William P. Fricks	318,511,720	997,211	422,350	26,225,911

Jay. L. Johnson	316,336,247	3,219,041	375,993	26,225,911

George A. Joulwan	315,553,240	3,927,626	450,415	26,225,911

Paul G. Kaminski	315,710,229	3,775,156	445,896	26,225,911

John M. Keane	315,783,589	3,734,382	413,310	26,225,911

Lester L. Lyles	315,874,544	3,631,413	425,323	26,225,911

William A. Osborn	318,549,216	969,138	412,927	26,225,911

Robert Walmsley	318,241,691	1,108,464	581,126	26,225,911

The results of voting on Proposals 2 and 3 (as numbered in the company’s 2010 Proxy Statement) were as follows:

Proposal 2. Shareholders approved the selection of KPMG LLP as the company’s independent auditors for 2010.

	For	Against	Abstain	Broker Non-Votes
Approval of KPMG as Independent Auditors	342,268,454	3,637,244	251,494	—

Proposal 3. Shareholders rejected a shareholder proposal requesting that the Board of Directors provide a comprehensive report on General Dynamics’ involvement in the space-based weapons program within six months of the annual meeting.

	For	Against	Abstain	Broker Non-Votes
Shareholder Proposal with regard to Weapons in Space	9,948,291	269,367,660	40,615,330	26,225,911

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL DYNAMICS CORPORATION

by	/s/ Jason W. Aiken
Jason W. Aiken Vice President and Controller (Authorized Officer and Chief Accounting Officer)

Dated: May 7, 2010